December 31, 1996


Securities and Exchange Commission
450 North Capitol Street
Washington, D.C.  20549

             Re:  Firstbank of Illinois Co. Form 8-K

Dear Sirs:

     Pursuant to the filing requirements under the Securities and Exchange Commission Act of 1934, we are hereby electronically filing a current report on Form 8-K.

                                          Sincerely,



                                           By:/s/ Chris R. Zettek
                                              Executive Vice President and
                                              Chief Financial Officer


Enclosures

CRZ:ply

                SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                        December 31, 1996
                        (Date of Report)



                      FIRSTBANK OF ILLINOIS CO.
     (Exact name of registrant as specified in its charter)



                            DELAWARE
 (State or other jurisdiction of incorporation or organization)



         0-8426                                         37-6141253
(Commission File Number)                    (IRS Employer Identification No.)



      205 South Fifth Street, Springfield, Illinois  62701
            (Address of principal executive offices)



                        217-753-7543
      (Registrant's telephone number, including area code)







ITEM 5.   Other Events

On December 12, 1996, Firstbank of Illinois Co. ("Firstbank") announced the signing of a definitive agreement to acquire the assets of a St. Louis-based investment advisory firm, Zemenick & Walker, Inc. ("Z & W"). Z & W currently serves high-net-worth individuals, municipalities and retirement plans in nine states and has assets under management of more than $300 million.

On  December  23,  1996, Firstbank announced  the  signing  of  a definitive agreement to acquire BankCentral Corporation  and  its
wholly-owned  subsidiary,  Central  National  Bank  of   Mattoon,
Mattoon, Illinois.

Central National Bank, with assets of approximately $112 million at September 30, 1996, operates four banking locations in Mattoon, Illinois. The transaction will include an exchange of Firstbank common stock and cash totalling approximately $13.2 million, subject to certain adjustments and contingencies. The common stock component will equate to approximately 51% of the total purchase price.

Press releases publicly announcing these events are attached.


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FIRSTBANK OF ILLINOIS CO.
                                        Registrant


                                   By:/s/ Chris R. Zettek
                                      Chris R. Zettek
                                      ITS Executive Vice President
                                      and Chief Financial Officer

DATE: December 31, 1996



FOR IMMEDIATE RELEASE
Thursday, December 12, 1996


                    FIRSTBANK OF ILLINOIS CO.
               TO ACQUIRE INVESTMENT ADVISORY FIRM


      SPRINGFIELD, IL, DECEMBER 12, 1996 -- Firstbank of Illinois
Co. announced today that it has signed a definitive agreement to acquire Zemenick & Walker, Inc., an investment advisory firm headquartered in St. Louis.

       Zemenick & Walker currently serves high-net-worth individuals, municipalities, and retirement plans in nine states and has assets under management of more than $300 million. The firm's principals, Richard E. Zemenick and James C. Walker, will continue in their current roles as chairman and president, respectively.

     Currently, Zemenick & Walker limits the clients it serves to those whose investable assets exceed $3 million. The firm will be a major part of Firstbank's newly formed Asset Management Group, which will provide fee-only investment-advisory services to clients within all asset-size categories.

      Firstbank officials said the transaction, which is expected to be effective in January of 1997, will be of major significance for the company and its affiliate banks. "This affiliation represents a unique opportunity to position Firstbank to better serve the more sophisticated investment advisory needs of our clients," said Mark H. Ferguson, Firstbank's chairman and chief executive officer. "By adding Zemenick & Walker's fee-based investment services to our current menu of financial services, Firstbank will become a more competitive and more profitable organization."
                           - more -

     Ferguson said Zemenick & Walker is unique because of the fee-only, non-discretionary, comprehensive investment advice that it provides to its clients. Charging a fee that is based on the amount of assets under management rather than the sale of
products  such  as  stocks, bonds and  mutual   funds,  the  firm
tailors recommendations regarding its clients' entire investment portfolios based upon each client's goals and risk tolerance.

      Ferguson added, "For several years we have been working to enhance the value of our franchise by expanding revenue sources in non-traditional ways. We have always believed that the success of those efforts will depend upon our ability to solidify financial relationships with our customers in new, innovative, and exciting ways. The unique opportunities that we will be able to develop as a result of this affiliation will give us that ability."

      Firstbank is the largest bank holding company headquartered in downstate Illinois. The Company provides banking, trust, and other financial services through its subsidiaries in Central and Southern Illinois and the St. Louis Metro area. Company subsidiaries in Illinois include Central Bank (Fairview Heights), Elliott State Bank (Jacksonville), Farmers and Merchants Bank of Carlinville, The First National Bank of Central Illinois (Springfield), First Trust and Savings Bank of Taylorville, FFG Trust, Inc. (Springfield), FFG Investments Inc. (Springfield); and in Missouri include Colonial Bank (Des Peres) and Duchesne Bank (St. Peters). The Company operates 36 offices in 13 Illinois counties and five banking offices in Missouri.

                           - 30 -

FOR IMMEDIATE RELEASE
Monday, December 23, 1996


                    FIRSTBANK OF ILLINOIS CO.
           TO ACQUIRE CENTRAL NATIONAL BANK OF MATTOON


      SPRINGFIELD, IL, DECEMBER 23, 1996 -- Firstbank of Illinois
Co. announced today that it has signed a definitive agreement to acquire BankCentral Corporation and its wholly-owned subsidiary, Central National Bank of Mattoon, Illinois.

      Central National Bank, with assets of approximately $112 million at September 30, 1996, operates four banking locations in Mattoon, Illinois. The transaction will include an exchange of Firstbank common stock and cash totalling $13.2 million, subject to certain adjustments and contingencies. The common stock component will equate to approximately 51% of the total purchase price. The transaction, which is subject to approval by regulatory agencies and BankCentral Corporation shareholders, is expected to close in March or April of 1997.

      Firstbank's chairman and chief executive officer, Mark H. Ferguson, said, "The acquisition of Central National gives Firstbank an immediate, significant market presence in Mattoon and Coles County, Illinois. We are anxious to expand our community banking franchise into an exciting eastern Illinois market. Our acquisition strategy remains focused on opportunities to acquire like-minded community banking organizations which provide the greatest ability to improve our financial performance."

                           -more-

     Central National Bank's loan portfolio composition mirrors the diversity and stability of the Mattoon economy. The bank has taken advantage of a strong manufacturing influence as evidenced by a commercial loan portfolio which is 51% of total loans at September 30, 1996. The stable economy reduces the risk of their $17 million real estate loan portfolio while the rich agricultural base provides the bank an attractive niche and more than $9 million in loans.

     "Customers of Central National Bank of Mattoon should benefit from its affiliation with Firstbank through access to greater financial resources and expanded products and services of a larger organization," Ferguson said. "The expanded menu of financial services available in Mattoon will include corporate and personal trust services, a full range of agriculture services, brokerage and investment advisory services."

     Firstbank is the largest bank holding company headquartered in downstate Illinois. The Company provides banking, trust, and other financial services through its subsidiaries in Central and Southern Illinois and the St. Louis Metro area. Company subsidiaries in Illinois include Central Bank (Fairview Heights), Elliott State Bank (Jacksonville), Farmers and Merchants Bank of Carlinville, The First National Bank of Central Illinois (Springfield), First Trust and Savings Bank of Taylorville, FFG Trust, Inc. (Springfield), FFG Investments Inc. (Springfield); and in Missouri include Colonial Bank (Des Peres) and Duchesne Bank (St. Peters). The Company operates 36 offices in 13 Illinois counties and five banking offices in Missouri. The recently announced acquisition of Zemenick & Walker, Inc., an investment advisory firm headquartered in St. Louis, Missouri, is pending.

                             - more -

Firstbank of Illinois Co.

Financial Information for Firstbank and Central National Bank

(dollars in thousands)

                                                 (UNAUDITED)

                                        Balances at September 30, 1996

                                                             Central
                                                             National
                                            Firstbank          Bank

Total Assets                               $1,923,296         $112,423
Loans, net of unearned discount             1,276,347           72,038
Reserve for possible loan losses               18,924              996
Investment securities                         459,677           28,479
Deposits                                    1,662,482           97,237
Shareholders' equity                          201,498            9,160

Equity to asset ratio                          10.48%            8.15%
Loan to deposit ratio                          76.77%           74.08%
Reserve as a percentage of loans                1.48%            1.38%


                                        Nine Months Ended September 30, 1996

                                                             Central
                                                             National
                                            Firstbank          Bank

Net interest income                           $59,076           $3,403
Provision for possible loan losses              2,151              346
Noninterest income                             16,437              517
Noninterest expense                            40,955            2,506
Net Income                                     20,753              731

                             - 30 -